UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2007

BKF CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10024	36-0767530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 332-8400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment supplements the Current Report on Form 8-K of BKF Capital Group, Inc. that was originally filed with the Securities and Exchange Commission (“Commission”) on February 12, 2007 and restated and amended by the filing of an amendment on March 12, 2007 (as amended and restated the “Current Report”).

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously reported by the Company by filing of the Current Report, on February 6, 2007, the Company was advised that Grant Thornton LLP, its independent registered public accountant, had determined to not stand for reappointment for 2007 and that, upon completion of the Company’s audit for the year ended December 31, 2006, it would no longer serve as the Company’s independent registered public accountant.

Accordingly, the Company has engaged Holtz Rubenstein Reminick LLP as its new independent accountants as of March 27, 2007. During the two most recent fiscal years and through March 27, 2007, the Company has not consulted with Holtz Rubenstein Reminick LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None

(c)	Exhibits.

Exhibit Number	Description

16.1*	Letter from Grant Thornton LLP dated February 6, 2007 regarding independent registered public accountant for the Company.

*	Previously filed with the Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKF CAPITAL GROUP, INC. (Registrant)

Date: April 2, 2007	By:	/s/ Clarke Gray
	Name:	Clarke Gray
	Title:	Chief Financial Officer